Exhibit 99.1

UNITED STATES DISTRICT COURT

FOR THE EASTERN DISTRICT OF VIRGINIA

ALEXANDRIA DIVISION

In re Star Scientific, Inc.	)
Derivative Litigation	)	Lead Case No. 1:13-CV-550-AJT-JFA
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This Document Relates to:	)
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ALL ACTIONS	)
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IN THE CIRCUIT COURT OF THE CITY OF RICHMOND
John Marshall Courts Building

In re Star Scientific, Inc. Virginia Circuit	)
Court Derivative Litigation	)	Lead Case No. CL13-2997-6
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This Document Relates to:	)
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ALL ACTIONS	)
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NOTICE OF SETTLEMENT OF STOCKHOLDER DERIVATIVE LITIGATION

TO: ALL PERSONS WHO OWN SHARES OF Rock Creek Pharmaceuticals, Inc. (“COMPANY”) COMMON STOCK AS OF JANUARY 27, 2015 AND CONTINUE TO OWN SUCH SHARES (“COMPANY STOCKHOLDERS”):

THIS NOTICE IS GIVEN pursuant to an Order of the United States District Court for the United States District Court for the Eastern District of Virginia (the “Court”), to inform you of a proposed stipulated settlement (the “Settlement”) in the above-captioned derivative actions (the “Actions”). The Actions involve breach of fiduciary and other claims, brought derivatively on behalf of the Company, against certain of its current and former directors and officers, including claims for breaches of fiduciary duty in connection with the Company’s alleged false statements and misrepresentations concerning the benefits of, and market potential, for the Company’s product Anatabloc®, including purported claims that Johns Hopkins University School of Medicine was conducting major studies of (and would make favorable findings concerning) the product, alleged concealed private placements and related-party transactions, certain alleged government investigations of the Company, an alleged December 2013 warning letter from the U.S. Food and Drug Administration, and certain alleged compensation packages awarded the Company’s former directors and/or employees.

YOU ARE HEREBY NOTIFIED THAT, a hearing will be held on July 10, 2015, at 10 a.m., Eastern Time, before the Honorable Anthony J. Trenga, at the United States District Court for the Eastern District of Virginia, Alexandria Division, Albert V. Bryan U.S. Courthouse, 401 Courthouse Square, Alexandria, VA 22314, for the purpose of determining whether the Settlement should be approved as fair, reasonable and adequate, and to consider other matters, including Plaintiffs’ counsel’s application for an award of attorneys’ fees and expenses and whether a final judgment dismissing the Action should be entered. Because this is a stockholder derivative action brought for the benefit of Rock Creek Pharmaceuticals, Inc., no individual Company stockholder has the right to receive any individual compensation as a result of the settlement of this action. In accordance with the terms of the Settlement, and in consideration for certain broad releases, the Company has agreed to implement certain corporate-governance reforms, including, but not limited to, the creation of a new board-level committee to review and oversee the Company’s legal, regulatory, compliance, and government affairs functions; modifications to the charter of the Company’s Audit Committee to strengthen the committee’s oversight of the Company’s disclosures and risk management process; modifications to the charter of the Company’s Compensation Committee; creation of Corporate Governance Guidelines, which will provide for, among other things, the election of a lead independent director, director term limits, and continuing education for directors; the constitution of a new Governance and Nominating Committee to replace the existing Nominating Committee to monitor the Company’s corporate governance guidelines; creation of the position of Compliance Officer who will be tasked with oversight and administration of the Company’s corporate governance policies; and changes to the Company’s Corporate Code of Business Conduct and Ethics.

IF YOU ARE AN OWNER OF COMPANY COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT. This notice contains only a summary of the Action and the terms of the Settlement. If you are a current Company Stockholder, you may obtain a copy the Stipulation of Settlement, by visiting the website www.RockCreekPharmaceuticals.com. Should you have any other questions regarding the proposed Settlement or the Action, please contact:

Federal Co-Lead Counsel:	HARWOOD FEFFER LLP Matthew M. Houston Samuel K. Rosen Benjamin I. Sachs-Michaels 488 Madison Avenue New York, New York 10022
LIFSHITZ LAW FIRM Joshua M. Lifshitz 821 Franklin Avenue Suite 209 Garden City, New York 11530

State Lead Counsel:	KAHN SWICK & FOTI, LLC Melinda A. Nicholson Michael J. Palestina 206 Covington Street Madisonville, LA 70447

Any objection to the Settlement or to Plaintiffs’ application for an award of attorneys’ fees and expenses must be filed with the Clerk of the Court (Honorable Anthony J. Trenga, United States District Court for the Eastern District of Virginia, Alexandria Division, Albert V. Bryan U.S. Courthouse, 401 Courthouse Square, Alexandria, VA 22314) in this case numbered 1:13-CV-550, no later than June 19, 2015 and served by hand or first class mail (postage prepaid) for delivery by the same date on Plaintiffs’ Counsel (at the address listed above) and on counsel for Defendants (at the address listed below):

Counsel for the Individual Defendants:	K&L Gates LLP Charles Lee Eisen Nicholas G. Terris Amy J. Eldridge 1601 K Street, N.W. Washington, D.C. 20006-1600

Counsel for the Company:	PROCTOR HEYMAN LLP Kurt M. Heyman Dawn Kurtz Crompton 300 Delaware Ave., Suite 200 Wilmington, DE 19801

PLEASE DO NOT CALL OR WRITE THE COURT REGARDING THIS NOTICE.

DATED: March 31, 2015	BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA